SUPPLY AGREEMENT

         This Supply Agreement (this "Agreement"), effective as of December 19, 1997, is by and between Connetics Corporation, a Delaware corporation ("Connetics" or "SELLER"), and Pharmascience, Inc., a Canadian corporation ("BUYER");

                                   BACKGROUND

         A. The parties hereto have entered into a Canadian Asset Purchase Agreement dated December 18, 1997 (the "Asset Purchase Agreement") pursuant to which SELLER is transferring to BUYER certain rights in Canada to products known as Ridaura(R) containing auranofin as the sole active ingredient and assets relating thereto, including Canadian NDS File No. 9427-S1376/4-27, Control No. 7HN906405, issued on September 12, 1985 (the "NDS");

         B. In connection with Asset Purchase Agreement, BUYER desires to purchase Ridaura from SELLER in finished dosage form;

         C. SELLER has entered into a Final Finished Pharmaceuticals Supply Agreement with SmithKline Beecham Pharmaceuticals, a division of SmithKline Beecham Corporation, a Pennsylvania corporation ("SmithKline") dated December 31, 1996, pursuant to which SmithKline is manufacturing and supplying Ridaura to SELLER (the "SmithKline Agreement"); and

         D. Through its relationship with SmithKline or other future vendors, SELLER desires to supply Ridaura exclusively in Canada to BUYER, subject to the terms and conditions of this Agreement.


         NOW, THEREFORE, in consideration of the foregoing premises and the promises herein, the parties, intending to be legally bound, agree as follows:


                             ARTICLE 1 - DEFINITIONS

         1.1 Affiliate of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity controlled by, controlling, or under common control with no other entity; with "control" meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such corporation, or more than fifty percent (50%) interest in the decision-making authority of such other unincorporated business entity;



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         1.2 cGMP shall mean  current good  manufacturing  practices of the U.S.
Food and Drug Administration, as set forth in 21 C.F.R. Parts 210 and 211 and all applicable rules, regulations, guides and guidances, as well as all applicable rules, regulations, guides and guidances of the Canadian Health Protection Board;

         1.3 Product(s) shall mean Ridaura in finished dosage form.

         1.4 Territory shall mean Canada.

         1.5 Vendor shall mean any supplier of Products to SELLER, (with the parties acknowledging that sole current Vendor is SmithKline).


               ARTICLE 2 - ORDERS, PRICING, PAYMENT AND ACCEPTANCE

         2.1 Sale of Products. SELLER shall sell Product exclusively to BUYER for sale in the Territory and, to the extent that SELLER is able to order Product from its Vendor, shall supply all of BUYER's reasonable requirements of Product in the Territory. SELLER will effect such sales by including BUYER's reasonable requests for Products in SELLER's orders submitted to its Vendor(s).

         2.2 Forecasts and Orders.

             (a) By  September  1st  of  each  year  during  the  term  of  this
                 Agreement, BUYER shall provide SELLER with a 12 month forecast to run from January 1st to December 31st of the next calendar year of BUYER's estimated requirements of the Product, which forecast may be updated every three (3) months. The first three
                 (3) months of each rolling 12-month forecast or updated forecast shall be a binding order against which SELLER is authorized to order Products from its Vendor.

             (b) Upon  receipt  of BUYER's  ordered  Products  from the  Vendor,
                 SELLER shall deliver such Products to BUYER in a timely manner. SELLER may also, in its sole discretion, request the Vendor to deliver products directly to BUYER.

             (c) BUYER is not  obligated to buy any specific  amount of Products under this Agreement and shall be obligated to purchase only those quantities for which it has submitted a binding order.

         2.3 Price; Payment; Shipment.

             (a) Except as  otherwise  agreed to between  BUYER and SELLER,  the price for the Product  ordered  shall be the price

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                 charged  for the  Products  by the  Vendor to  SELLER.  For all
                 orders, risk of loss in transit, either from the Vendor to SELLER or from SELLER to BUYER, shall lie with BUYER. In addition, for all orders, BUYER shall be responsible for all out-of-pocket charges, taxes and other costs incurred in connection with the supply of Products to BUYER, including without limitation all freight and shipping charges, transfer costs, and sales and import taxes, levies or duties; provided, that in the case of the shipment of Products to SELLER by the Vendor, BUYER shall only be responsible for its pro rata portion of the costs incurred by SELLER (i.e., the proportion that BUYER's quantity of Products ordered bears to the total quantity of Products ordered by SELLER from the Vendor).

             (b) BUYER agrees to pay SELLER for the Products as set forth above, net thirty (30) days from the receipt of invoice. All payments hereunder shall be made in U.S. Dollars.

         2.4 Acceptance. Within twenty-five (25) days of receipt of any Product, BUYER shall perform such samplings and tests as it deems appropriate, if any, using validated test methods to determine whether the Product meets the Product specifications agreed to between SELLER and the Vendor (e.g., those set forth in Exhibit A of the SmithKline Agreement) (the "Specifications"). SELLER shall provide certificates of analysis for each batch of Product, as provided to SELLER by the Vendor. If BUYER wishes to reject any shipment, BUYER shall within such twenty-five (25) days' time, inform SELLER in writing of its refusal to accept the lot(s), and the reasons therefor. Any Product not timely rejected shall be deemed accepted. In the event that BUYER rejects any shipment, SELLER, upon confirmation of the reasons for rejection, shall either replace the defective Products or to refund the purchase price, as SELLER may elect. If SELLER and BUYER do not agree on the rejection of Product, then either party may refer the matter for final analysis to a specialized laboratory of international reputation reasonably acceptable to both parties for the purpose of determining whether the Product meet Specifications. Any determination by such laboratory shall be binding upon both parties.

         2.5 Reservation of Rights. Nothing in this Agreement shall prohibit Pharmascience from obtaining Product from third parties or from manufacturing Product itself.


              ARTICLE 3 - WARRANTIES, COVENANTS AND INDEMNIFICATION

         3.1 Warranty Disclaimer and Indemnification.

             (a) SELLER  warrants  that its  current  agreement  with its Vendor requires that the Product is and will be manufactured in accordance with United States cGMPs, and at the time of delivery of the Product, the Product will be free from defects in materials and workmanship and shall not be adulterated or misbranded

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                 within the meaning of the U.S.  Federal Food, Drug and Cosmetic
                 Act, and is not an article which may not, under the Act, be introduced into interstate commerce. In addition, SELLER will use its best efforts to work with its Vendor to ensure that the Product is sold and manufactured in accordance with Canadian cGMPS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY AS TO THE MERCHANTABILITY OF THE PRODUCT, OR AS TO ITS FITNESS FOR A PARTICULAR PURPOSE AND DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. BUYER shall not be entitled to incidental, indirect or consequential damages, including damages from loss of profits, loss of use or loss of goodwill as a result of any breach of warranty by SELLER.

             (b) In the event that any Product is quarantined or recalled in the
                 Territory, or is subject to stop-sale action in the Territory, whether voluntary or by governmental action, it is agreed and understood that any expenses, including reasonable fees of any experts or attorneys that may be utilized by either party, government fines or penalties, related to such recall, quarantine or stop-sale, shall be borne by BUYER unless it is determined that SELLER has breached its obligations under this Agreement and such breach is the sole basis upon which said recall, quarantine or stop-sale was initiated. Said determination may be made by the governmental agency involved, or by mutual agreement of the parties following examination and review of all records pertinent to the manufacture of the Product subject to such recall.

             (c) SELLER  agrees  to  defend,  indemnify  and hold  BUYER and its
                 Affiliates, directors, employees and agents harmless from and against any claims, liabilities, damages, costs or expenses (including reasonable attorney's fees) resulting from any claims by a third party arising solely out of (i) the fault or negligence of SELLER; or (ii) any material misrepresentation or breach of warranty of SELLER contained in this Agreement or in any exhibit hereto, or in any other statement, certificate or document furnished or to be furnished to BUYER pursuant hereto or in connection with the transactions contemplated hereby; or
                 (iii) any material breach of a covenant or obligation of SELLER contained in this Agreement; provided however that this indemnity shall exclude indirect, incidental, indirect or consequential damages.

             (d) BUYER  agrees to  defend,  indemnify  and hold  SELLER  and its
                 Affiliates, directors, employees and agents harmless from and against any claims, liabilities, damage, costs or expenses (including reasonable attorney's fees) resulting from any claim except to the extent that SELLER is otherwise obligated to indemnify BUYER under this Agreement.

             (e) No party  against  whom a claim of indemnity is made under this
                 Agreement shall be liable unless the party making such claim shall (i)

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                 notify  the  indemnifying  party of such  claim  promptly  upon becoming aware of the existence or threatened existence of any such claim giving rise to or which may give rise to a claim of indemnity and (ii) cooperate in the defense of such claim.

             (f) Notwithstanding any of the foregoing provisions of this Section
                 3.1, SELLER shall have no liability or obligation whatsoever to BUYER for any claims, liabilities, damage, costs or expenses arising under any actions or omissions of the Vendor, including without limitation actions or omissions by the Vendor in connection with the manufacture or shipment of the Products.

         3.2 Regulatory Matters.

(a) BUYER shall maintain the NDS in good standing during the term of this agreement.

             (b) SELLER  shall   maintain  all  United  States   regulatory  and
                 governmental permits, licenses and approvals that may be necessary to sell and ship the Product to BUYER.

             (c) BUYER shall maintain all Canadian  regulatory and  governmental permits, licenses and approvals that may be necessary for SELLER or its Vendor to sell and ship the Product to BUYER.

         3.3 Complaints and Recalls

             (a) Product  Complaints - Product complaint reports  concerning the
                 Product received by BUYER will be faxed within 2 business days (and then promptly sent via internationally-recognized courier) to:

                 SmithKline Beecham Pharmaceuticals
                 One Franklin Plaza
                 Philadelphia, PA  19101
                 Attn: Karen Tannenbaum
                 Fax: (610) 917-4826

                 Connetics Corporation
                 3400 West Bayshore Road
                 Palo Alto, CA 94303
                 Attn:  Joel Henner
                 Fax: (650) 843-2899

                 and to any Vendor who has supplied Products to BUYER, including through SELLER.

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             (b) SELLER will use commercially  reasonable efforts to ensure that the Vendor promptly investigates all complaints associated with the manufacture of Product. BUYER will investigate all other Product complaints associated with the Product and provide a written summary to SELLER and any Vendor. To the extent requested by Connetics, BUYER also will provide a written response on each complaint to each complainant with a copy to SELLER and each Vendor.

             (c) Recalls - In the event SELLER or a Vendor should be required to initiate a recall, field alert, Product withdrawal or field correction pursuant to any Product provided under this Agreement, SELLER shall immediately notify BUYER in writing. In the event that BUYER believes that a recall, field alert, Product withdrawal, or field correction is necessary for Product provided under this Agreement, BUYER shall so notify SELLER.

         3.4 Adverse Reaction Reports BUYER and SELLER shall agree upon and observe procedures and notification requirements with respect to adverse reactions regarding the Product, which shall be substantially similar to those contained in Exhibit D to the SmithKline Agreement.

         3.5 Insurance. During the term of this Agreement, SELLER and BUYER shall maintain their own respective comprehensive general liability, property damage insurance, and product liability insurance with respect to the Product, in such amounts and with such scope of coverage as are adequate to cover the obligations under this Agreement and as are appropriate for companies of like size, taking into account the scope of activities contemplated herein. Each party shall, at the request of the other party, provide proof of such insurance.

         3.6 Acknowledgment of Change in Manufacturing Site. BUYER hereby acknowledges that SmithKline, SELLER's current vendor, has notified SELLER that it intends to change the site of its manufacturing facilities for the Product and that such change in facilities could lead to delays in the delivery of Products. SELLER shall bear no obligation or liability with respect to any damages incurred by BUYER as a result of such delays. In addition, BUYER shall obtain and maintain, at its own cost and expense, any Canadian regulatory and governmental permits, licenses and approvals that may be necessary in connection with the SmithKline's change in manufacturing facilities. Should SELLER change Vendors, SELLER shall use its best efforts to have such Vendor's manufacturing site registered in Canada as an approved site for the manufacture of Product. BUYER shall bear any costs associated with such registration.

         3.7 Change of Bulk Supplier. In the event that SELLER changes the Vendor who is its supplier of bulk auranofin, SELLER shall use commercially reasonable efforts to have such new supplier submit all necessary filings with Canadian regulatory authorities, including submitting a Drug Master File to the Canadian Health Protection Branch.

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                        ARTICLE 4 - TERM AND TERMINATION

         4.1 This Agreement shall have a term commencing on the date first set forth above and continuing so long as BUYER maintains an agreement with a Vendor that allows BUYER to fulfill its obligations hereunder, unless this Agreement is terminated sooner as provided in this Article 4

         4.2 Either party may terminate this Agreement by giving sixty (60) days notice to the other party if the other party is in material breach of any term of this Agreement and fails to cure that breach within such sixty (60) day period.

         4.3 This Agreement may be canceled upon thirty (30) days' prior written notice by either party at any time during this Agreement if the other party shall file in any court pursuant to any statute of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets; or if any other party proposes a written agreement of composition for extension of its debts; or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof; or if the other party shall be a party to any dissolution or liquidation, or if the other party shall make a general assignment for the benefit of its creditors; or if the other party is subject to any final order of debarment which can be expected to have a material adverse effect on the sales of the Product.

         4.4 Upon termination, SELLER or its Vendor will deliver and BUYER shall promptly pay SELLER for all ordered Products.


                            ARTICLE 5 - MISCELLANEOUS

         5.1 Corporate Organization and Authority. Each party represents and warrants that it is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction wherein it is organized, and that it has all necessary power and authorization to assume the obligations under this Agreement, and to discharge them pursuant to the terms hereof.

         5.2 Force Majeure. Neither party shall be liable to the other if, and to the extent, that the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed or interfered with due to circumstances beyond the reasonable control of such party, including, but not limited to, government legislation, fires, floods, explosions, epidemics, accidents, acts of nature, wars, riots, strikes, lockouts or other concerted acts of workers and/or acts of government. The party claiming an event of force majeure shall promptly notify the other party in writing, and provide full particulars of the cause or event and the date of first occurrence thereof, as soon as possible after the event and also keep the other party informed of any further developments. The party so affected shall use its best efforts to remove the cause of non-performance, and both the parties shall resume performance hereunder

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with the utmost  dispatch  when such cause is removed  unless this  Agreement is previously expired or terminated under Article 4 hereof.

         5.3 Amendment and Waiver. This Agreement may be amended only by a writing which specifically states that such an amendment is its purpose and which is signed by both parties. No course of dealing between the parties or failure by either party to exercise any right or remedy hereunder shall constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.

         5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of California, U.S.A. without regard to its rules for conflicts of law.

         5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without first receiving the prior written consent of the other party hereto which consent shall not be unreasonably withheld, except that either party may assign and delegate its rights and duties hereunder without obtaining such consent (i) to any Affiliate or subsidiary of such party, or (ii) to any party or entity which acquires substantially all of the business or assets of such party if such party guarantees the performance of the acquiring party and the acquiring party expressly assumes the assigning party's obligations hereunder.

         5.6 Nature of Agreement. In operating under the Agreement, each party shall act independently and this Agreement shall not be construed as creating any partnership, joint venture or incorporated business entity. Neither party shall have any authority to incur any liability or obligation whatsoever on behalf of the other.

         5.7 Notice. Any notice, direction or other instrument required or permitted to be given to SELLER hereunder shall be in writing and may be given by delivering the same, via internationally-recognized courier, addressed to SELLER as follows:

                 To:           Connetics Corporation
                               3400 W. Bayshore Road
                               Palo Alto, CA  94303
                               Attn: Chief Executive Officer

                 Copy to:      Venture Law Group
                               2800 Sand Hill Road
                               Menlo Park, CA  94025
                               Attn:  Joshua L. Green
                               Fax:  (650) 233-8386

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                  Any  notice,   direction  or  other  instrument   required  or
permitted to be given to BUYER hereunder shall be in writing and may be given by delivering the same, via internationally-recognized courier, addressed to BUYER as follows:

                 To:           Pharmascience, Inc.
                               8400 Darnley Road
                               Montreal, Quebec
                               H4T 1M4
                               Attn:  Chairman of the Board

                Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered.

                Any party hereto may change its address for service from time to time by notice given to the other parties hereto in accordance with the foregoing.

         6.8 Entire Agreement. This Agreement and the agreements and documents referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede, on the effective date hereof, all prior and contemporaneous agreements, representations and understandings of the parties in connection herewith. No agent of either party is authorized to make any representation, promise, or warranty not contained in this Agreement.


                            [Signature Page Follows.]


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


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above


                                        PHARMASCIENCE, INC.


                                        By: /s/ PharmaScience, Inc.  (signature)
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        CONNETICS CORPORATION


                                        By: /s/ Thomas G. Wiggans    (signature)
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: President and Chief Executive
                                              ----------------------------------
                                               Officer
                                              ----------------------------------

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